                                                                    EXHIBIT 10.5


                      CONTRIBUTION AND EXCHANGE AGREEMENT

                                  by and among

                                 [Contributor]

                                      and

                     Palace Operating Partnership, L.P., a
                          Delaware limited partnership

                                       as
                           the Operating Partnership

                                      and

                                 PALACE REIT, a
                       Texas real estate investment trust

                                       as
                                  the Company





                          Dated as of____________,1998
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                               TABLE OF CONTENTS


ARTICLE 1.  SUBJECT OF CONVEYANCE........................................ 1

            Section  1.1     Conveyance of the Property.................. 1

            Section  1.2     Excluded Assets............................. 2

ARTICLE 2.  VALUE AND PAYMENT TERMS...................................... 2

            Section  2.1     Issuance of OP Units........................ 2

            Section  2.2     Designation of Issuance of OP Units......... 3

ARTICLE 3.  TITLE........................................................ 3

            Section 3.1      Independent Contract Consideration.......... 3

            Section 3.2      Inspection Materials........................ 3

            Section 3.3      Title Commitment and Survey................. 3

            Section 3.4      Title Policy................................ 4

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR................ 5

            Section  4.1     Contributor's Representations and Warranties 5

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES OF THE OPERATING
            PARTNERSHIP AND THE COMPANY..................................11

            Section  5.1     Palace's Representations and Warranties.....11

ARTICLE 6.  COVENANTS....................................................12

            Section  6.1     Covenants of Contributor....................12

            Section  6.2     Confidentiality.............................13

            Section  6.3     Cooperation.................................13



                                      (i)
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            Section  6.4     Time of Closing.............................14

ARTICLE 7.  CLOSING......................................................14

            Section 7.1      The Closing.................................14

            Section 7.2      Deliveries at the Closing by Contributor....14

            Section 7.3      Deliveries at the Closing by Palace.........15

            Section 7.4      Fees and Expenses...........................16

ARTICLE 8.  ADJUSTMENTS..................................................16

            Section  8.1     Adjustments at the Closing Date.............16

            Section  8.2     Adjustments for Assessments.................17

            Section  8.3     Other Adjustments...........................17

            Section  8.4     Errors in Calculations......................17

            Section  8.5     Survival....................................17

ARTICLE 9.  CONDITIONS PRECEDENT TO CLOSING..............................17

            Section  9.1     Conditions to Obligations of Contributor....17

            Section  9.2     Conditions to Obligations of Palace.........18

ARTICLE 10. ASSIGNMENT...................................................19

ARTICLE 11. BROKERS/COMMISSIONS..........................................19


ARTICLE 12. CASUALTY LOSS................................................19


            Section 12.1     Maintenance of Insurance Policies...........19

            Section 12.2     Risk of Loss................................19

ARTICLE 13. CONDEMNATION.................................................20





                                      (ii)
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ARTICLE 14. DEFAULT/REMEDIES............................................ 20

            Section 14.1  Termination by Palace......................... 20

            Section 14.2  Termination by Contributor.................... 21

ARTICLE 15. TAX MATTERS................................................. 22

            Section 15.1 Payment of Taxes by Contributor................ 21

            Section 15.2 Definition of Taxes............................ 21

            Section 15.3 Allocation Method.............................. 21

            Section 15.4 Seller Reliance................................ 2l

            Section 15.5 Survival....................................... 21

ARTICLE 16. NOTICE...................................................... 22

ARTICLE 17. MISCELLANEOUS............................................... 22

            Section 17.1 Survival of Representation and Warranties...... 22

            Section 17.2 Entire Agreement; No Third-Party Rights........ 22

            Section 17.3 Amendment...................................... 23

            Section 17.4 Governing Law.................................. 23

            Section 17.5 Section Headings............................... 23

            Section 17.6 Severability................................... 23

            Section 17.7 No Other Rights or Obligations................. 23

            Section 17.8 Counterparts................................... 23

            Section 17.9 Construction................................... 23

            Section 17.10 Attorneys' Fees............................... 23




                                     (iii)
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             Section 17.11 Interpretation............................. 23

             Section 17.12 Exclusivity................................ 23





                                      (iv)
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                                  SCHEDULES

Schedule 1.1 (a)        Land
Schedule 1.1 (d)        Leases
Schedule 1.1 (e)        Service Contracts
Schedule 1.2            Excluded Assets




                                  EXHIBITS

Exhibit 6. 1 (h) Form of OP Agreement

                      CONTRIBUTION AND EXCHANGE AGREEMENT


         THIS CONTRIBUTION AND EXCHANGE AGREEMENT (the "AGREEMENT") dated as of ____________,1998 (the "EFFECTIVE DATE") is made and entered by and among (the __________________"CONTRIBUTOR"), PALACE REIT, a Texas real estate investment trust (the "COMPANY"), and PALACE OPERATING PARTNERSHIP, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"). The Company and the Operating Partnership are sometimes hereinafter collectively referred to as "PALACE".

                                   RECITALS

         A.      Contributor owns certain improved real property.

         B. The Operating Partnership desires to acquire such real property from Contributor in exchange for units of limited partnership interest in the Operating Partnership (the "OP UNITS"), which OP Units may be redeemed for shares of common stock of the Company (the "SHARES") as provided in the Agreement of Limited Partnership of the Operating Partnership (the "OP AGREEMENT"). Closing hereunder will be contingent on and concurrent with the closing of the initial public offering of the Shares (the "OFFERING").

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, do hereby agree as follows:

ARTICLE 1. SUBJECT OF CONVEYANCE.

         Section 1. 1     Conveyance of the Property.  In accordance with the
terms and conditions of this Agreement and subject to Palace's performance and satisfaction of the conditions, covenants and obligations contained herein, Contributor shall convey to the Operating Partnership all of its right, title and interest in and to the following assets:

               (a) the real property described on Schedule 1.1(a) (the "LAND") and all the buildings, structures, parking areas, landscaping and improvements located on the Land and all fixtures and other property affixed thereto (the "IMPROVEMENTS");

               (b) (i) any and all rights, titles, power, privileges, grants, easements, licenses, rights-of-way and interests appurtenant to the Land and the Improvements, including, without limitation, air rights, water and water rights, sanitary sewer rights and capacities, development rights, and rights and interests in and to minerals, oil and gas and other hydro carbons;
(ii) any and all rights, titles, power, privileges, grants, easements, licenses, easements, rights-of-way and interests of Contributor, either at law or in equity in possession or in expectancy, in and to any real estate lying in the streets, highways, roads, alleys, rights-of-way or sidewalks, open or proposed, in front of, above, over, under, through or adjoining the Land and in and to any strips or gores of real estate adjoining the Land; and (iii) all of Contributor's right, title, claim and interest, if any, in and to any and all rights, titles, power, privileges, grants, easements, licenses, rights-of-way and interest appurtenant to or incident to any of the foregoing (the Land and the Improvements and all of the foregoing are sometimes referred to herein as the "REAL PROPERTY");

               (c) all personal property, fixtures, equipment, inventory and computer programming and software owned or licensed by Seller and located on any of the Real Property (collectively, the "PERSONAL PROPERTY");

               (d) all leases and other agreements with respect to the use and occupancy of the Real Property described in the rent roll attached as
Schedule 1.1(d), together with all amendments and modifications thereto and any guaranties provided thereunder (the "LEASES"), and rents, additional rents, reimbursements, profits, income, receipts and the amount deposited (the "SECURITY DEPOSITS") under the Leases in the nature of refundable security for the obligations of the performance of those parties occupying space at the Real Property (the "LESSEES") under such Lease;

               (e) (i) all permits, licenses, certificates of occupancy, approvals, dedications, subdivision maps or plats and entitlement issued, approved or granted by any applicable governmental authority in connection with the construction, development, ownership, use or operation of the Real Property, and all other certificates, guaranties and warranties relating to the Real Property (collectively, the "PERMITS AND LICENSES") and (ii) all of Contributor's right, title and interest in and to those contracts and agreements described in Schedule 1.1(e) for the servicing, maintenance and operation of the Real Property (the "SERVICE CONTRACTS"); (the Permits and Licenses and the Service Contracts are herein collectively called the "INTANGIBLE PROPERTY");

               (f) all books, records, promotional materials, tenant data, leasing material and forms, past and current rent rolls, files, statements, tax returns, market studies, keys, plans, specifications, reports, tests and other materials of any kind owned by Seller that are or may be used by Seller in the use and operation of the Real Property or the Personal Property (collectively, the "BOOKS AND RECORDS");

               (g) Any and all structural reviews, architectural drawings, engineering, environmental, soils, seismic, geological and architectural reports, studies and certificates and all plans, specifications and drawings of the Improvements or any portion thereof (collectively, the "TESTS AND PLANS");

               (h) all Seller's right, title, claim and interest, if any, in and to all trademarks, trade names or symbols under which the Real Property (or any part thereof) is operated; and

               (i) all other rights, privileges and appurtenances owned by Contributor and in any way related to the rights and interests described above in this Section 1.1.


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         The Real Property, the Personal Property, the Leases, the Security
Deposits, the Intangible Property, the Books and Records, the Tests and Plans and the other property interests being transferred hereunder are hereinafter collectively referred to as the "PROPERTY."

         Section 1.2 Excluded Assets. In addition to such other property, rights and interests of Contributor which are excluded from the conveyance contemplated by this Agreement through separate, specific reference elsewhere in this Agreement, all of Contributor's right, title and interest in and to the items described in Schedule 1.2 are expressly retained by Contributor and excluded from any conveyance otherwise contemplated by this Agreement.

ARTICLE 2.  VALUE AND PAYMENT TERMS.

         Section 2.1 Issuance of OP Units. As consideration for conveyance of the Property by Contributor to the Operating Partnership, at Closing, the Operating Partnership shall issue to Contributor ________ OP Units.

         Section 2.2 Consideration. At the Closing, the Operating Partnership shall pay Contributor in cash an amount equal to percent (______%) of the proceeds received by the Operating Partnership from the Offering less underwriters' fees, offering expenses, including, but not limited to, SEC fees, NASD fees, printing and engraving expenses, accounting fees and expenses, legal fees and expenses, blue sky fees, NASDAQ listing fees, transfer agent and registrar fees and miscellaneous expenses, and $50,000.00 working capital for the Operating Partnership (the "CASH CONSIDERATION").

         Section 2.3 Designation of Issuance of OP Units. The OP Units to be issued by the Operating Partnership shall be issued to ____________________ at Closing.

ARTICLE 3. TITLE.

         Section 3.1 Independent Contract Consideration. Contemporaneously with the execution and delivery of this Agreement, the Operating Partnership has delivered to Contributor, and Contributor hereby acknowledges the receipt of, a check in the amount of One Hundred Dollars ($100.00) ("INDEPENDENT CONTRACT CONSIDERATION"), which amount the parties bargained for and agreed to as consideration for the Operating Partnership's exclusive right to purchase the Property pursuant to this Agreement and for Contributor's execution, delivery and performance of this Agreement. The Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is nonrefundable, and it is fully earned and shall be retained by Contributor notwithstanding any other provision of this Agreement.

         Section 3.2 Inspection Materials. The Seller shall allow the Operating Partnership and its representatives access to all financial and other information relating to the Property sufficient to enable them to prepare audited financial statements in conformity with Regulation S-X of the

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Securities and Exchange Commission and such other information as may be necessary in connection with any filings or other disclosures under applicable stock exchange rules or securities laws.

         Section 3.3 Title Commitment and Survey. As soon as practicable after the Effective Date, Contributor shall obtain and deliver to the Operating Partnership, at Contributor's sole cost and expense, the following as to the
Property:

               (a)        Title Commitment.        A Commitment for Title
Insurance (the "TITLE COMMITMENT") issued by National Title Company, 1094 E. Sahara, Las Vegas, Nevada 89104, Attention: C.H. Bouchard, Telephone No. (702) 737-3366 (the "TITLE COMPANY") for a title insurance underwriter acceptable to the Operating Partnership, for the most recent form of ALTA owner's policy, covering the Land and Improvements, in an amount designated by the Operating Partnership and providing for such endorsements as the Operating Partnership may reasonably require, setting forth the current status of the title to the Land and Improvements, showing all liens, claims, encumbrances, easements, rights of way, encroachments, reservations, restrictions, and any other matters affecting the Land and Improvements, and pursuant to which the Title Company agrees to issue to the Operating Partnership at Closing an Owner's Policy of Title Insurance (the "TITLE POLICY") on the most recent form of ALTA comprehensive coverage owner's policy endorsed as the Operating Partnership may reasonably require. The Title Commitment shall be accompanied by a true, complete, and legible copy of all documents and instruments (as recorded, where applicable) (the "SUPPORTING DOCUMENTS") referred to or identified in the Title Commitment, including, but not limited to, all deeds and other conveyance documents evidencing transfer of title into Contributor, lien instruments, leases, plats, surveys, reservations, restrictions and easements.

               (b) UCC Search. Current written reports (the "UCC SEARCHES") from the Office of the Secretary of State of the State where the Property is located and the deed recording offices of the county where the Property is located reflecting the results of current searches of the Uniform Commercial Code Records maintained by such offices, said UCC Searches to be made under the name of Contributor.

               (c) Survey. An "as built" survey (the "SURVEY"), of the Land and Improvements made on the ground and certified by a professional land surveyor licensed in the State in which the Property is located and approved by the Title Company and Operating Partnership (the "SURVEYOR"). If different from the description contained in Schedule 1.1(a) attached to this Agreement, the legal description of the Land contained in the Survey (once the correctness thereof has been confirmed by Contributor, the Operating Partnership and the Title Company) shall be substituted for the description of the Land contained in said Schedule 1.1(a). Such description, if available, shall be used in the Title Policy and the Deed to be delivered at Closing.

               (d) Procedure for Objections to Title Commitment and Survey. The Operating Partnership shall have ten (10) days after receipt of the last of the Title Commitment together with complete and legible copies of all Supporting Documents and the Survey to notify Contributor in writing (the "OBJECTION NOTICE") of any objections the Operating Partnership may have to matters reflected in or relating to the Title Commitment, the Supporting Documents or the Survey. If Contributor has not cured or undertaken in writing to cure prior to Closing any objection set forth in the Objection Notice to the Operating Partnership's reasonable satisfaction by Closing, the Operating Partnership shall be entitled to terminate this Agreement by written notice given by Closing. If the Operating Partnership shall terminate this Agreement under this Section 3.3(d), neither Palace nor Contributor shall have any further right or obligation hereunder except for rights or obligations which survive termination of this Agreement. If the Operating Partnership has not terminated this Agreement as provided in this Section 3.3(d), any objection reflected in the Title Commitment which Contributor has failed to cure shall be a Permitted Encumbrance, unless Contributor shall have undertaken in writing to cure such objection prior to Closing. As used in this Agreement, the term "PERMITTED ENCUMBRANCE" shall mean any title exception reflected in the Title Commitment as to which the Operating Partnership either did not object in accordance with Section 3.3(d) or any such title exception as to which the Operating Partnership did object that is not cured prior to Closing in accordance with Section 3.3(d).

         Section 3.4 Title Policy. At the Closing, Contributor shall provide to the Operating Partnership, at Contributor's sole cost and expense, as to the Property, the Title Policy issued pursuant to the Title Commitment, dated as of the Closing Date, in an amount designated by the Operating Partnership and insuring that the Operating Partnership has good and marketable title to the Property in fee simple subject to no exceptions other than the Permitted Encumbrances. The Title Policy shall be in the form required by
Section 3.3(a).

ARTICLE 4.  REPRESENTATIONS AND WARRANTIES OF CONTRIBUTOR.

         Section 4.1 Contributor's Representations and Warranties. In order to induce the Company and the Operating Partnership to enter into this Agreement and to perform their respective obligations hereunder, Contributor hereby warrants and represents the following, with respect to itself and to the
Property:

               (a) Organization, Good Standing and Power. Contributor is duly organized, validly existing and in good standing, under the laws of the jurisdiction in which it was organized, is duly authorized to transact business under the laws of each state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, and has all requisite power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

               (b) Authorization, No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by Palace, this Agreement, and the other agreements and documents to be executed by Contributor hereunder, will be the legal, valid and binding obligation of Contributor, enforceable against Contributor in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by Contributor of its duties and obligations under this Agreement and the documents and instruments to be executed and delivered by it hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the Organizational Documents (hereinafter defined) of Contributor or any agreement, instrument, decree, judgment, injunction, order, writ, law, rule or regulation, or any determination or award of any court or arbitrator, to which Contributor is a party or by which its assets are or may be bound (a "LEGAL REQUIREMENT") or (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any federal, state or local governmental or regulatory authority having jurisdiction over the Property or Contributor (a "GOVERNMENTAL AUTHORITY") or any other person or entity or (iii) result in the creation of any lien or other encumbrance on the Property. As used herein, the term "ORGANIZATIONAL DOCUMENTS" means as to any entity, its articles or certificate of incorporation and its bylaws as each of the foregoing may have been or may hereafter be amended from time to time.

               (c) No Right to Acquire Property. No person has any right or option to acquire all or any portion of the Property or any interest therein.

               (d) Title to Property . Contributor has, and on the Closing Date will convey to the Operating Partnership, good and marketable title to the Property, free and clear of any and all liens and encumbrances.

               (e) Organizational Documents. The Organizational Documents of Contributor are in full force and effect and have not been amended except pursuant to written instrument delivered to Palace. No default has occurred and is continuing under any such Organizational Document, and no fact or circumstance has occurred which in and of itself, or with the giving of notice or the passage of time, or both, would constitute such a default.

               (f) Work on Real Property, Liens. No work has been performed on any Real Property that would require an amendment to the certificate of occupancy for such Real Property for which an amendment has not been obtained, and, to Contributor's knowledge, any and all work performed at the Real Property as of the Effective Date has been, and to the Closing Date will be, performed in all material respects in accordance with all Legal Requirements of all applicable Governmental Authorities. Except for items being paid by Contributor at Closing or prorated at Closing, there are no outstanding accounts payable or unpaid debts relating to the Property that are binding on Contributor or would be binding on the Operating Partnership or the Property, including, without limitation, any unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Property, which could give rise to any mechanic's or materialmens' or other statutory liens against any portion of the Property.

               (g) Validity of Service Contracts and Leases. There are no service contracts,

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
management or maintenance agreements, leases or other agreements affecting the use or occupancy of the Real Property or other agreements otherwise affecting the Property or the operation thereof other than the Service Contracts and the Leases. All of the Service Contracts and the Leases are, and as of the Effective Date and on the Closing Date will be, in full force and effect without any material default or claim of material default by any party thereto. To Contributor's knowledge, all sums presently due and payable by Contributor under the Service Contracts have been fully paid, and all sums which become due and payable thereunder between the Effective Date and the Closing Date shall be fully paid by Contributor within the time periods required thereby. All agreements with respect to the Property, including, without limitation, all Leases and Service Contracts, heretofore delivered by Contributor to the Operating Partnership or its representatives for examination, are true, correct, and complete copies thereof, and have not been amended except as evidenced by amendments similarly delivered. Contributor has not entered into any agreement regarding, nor is the Property or any part thereof subject to, any rights to acquire or to lease the Property or any part thereof, or to otherwise obtain any interest therein, and there are no outstanding rights of first refusal, rights of reverter, purchase options or rights of first offer relating to the Property or any interest therein.

               (h) Litigation. There is no litigation, claim, audit, action, or proceeding pending or, to Contributor's knowledge, threatened before or by any Governmental Authority or by Contributor or by any other person or entity in any manner adversely affecting the Property, or the ability of Contributor to perform any of its obligations hereunder, and also including, without limitation, any matter seeking to (i) enjoin, restrain, prohibit or affect the transaction contemplated hereby, (ii) increase significantly any ad valorem taxes previously assessed or to be assessed in connection with the Property, (iii) enjoin a violation of the Property concerning any Legal Requirement or (iv) attach any portion of the Property.

               (i) No Actions Relating to Property. Contributor has not received any notice of, nor to Contributor's knowledge are there any facts or circumstances which could give rise to, any pending liens or special assessments or taxes against any portion of the Property by any Governmental Authority. There is no pending, or to Contributor's knowledge, threatened, condemnation, environmental, zoning or other land-use regulation proceeding against the Property or any portion thereof, nor does Contributor have any knowledge of any public request, plans, proceedings or proposals for changes in road grade, access, road widening, realignment or other modification or other municipal improvements or other matters that may materially affect the Property or (i) result in a tax, levy or assessment against the Property, or (ii) that could cause a change or modification of the zoning classification or of any other Legal Requirements applicable to the Property or any part thereof or applicable to any property adjacent to the Property, or (iii) otherwise detrimentally affect the use, zoning, operation or value of the Property.

               (j)      Compliance With Legal Requirements.

                          (i) Violations.  The Property, as improved by the
Improvements, and the
use and operation thereof, do not violate any Legal Requirement of any applicable Governmental Authority or any easement or restriction affecting the Property, and Contributor has not received any notice that any building or other improvement not included in any part of the Property relies on any part of the Property to fulfill any Legal Requirement applicable to the Property.

                         (ii)     Licenses.  Permanent certificates of
occupancy and all licenses, permits, authorizations and approvals required from all Governmental Authorities and local boards of fire underwriters (or similar body) have been issued and are in effect for each building or structure constituting a portion of the Improvements and have been paid for in full and are in full force and effect.

                         (iii)    No Agreements.  There are no agreements with
or commitments to any Governmental Authorities, agencies, utilities or quasi-governmental entities or other third parties with respect to the Property which would bind the Property or the Operating Partnership following the Closing Date, including, without limitation, any agreements or commitments which will impose an obligation upon the Operating Partnership or its successors or assigns to make any contribution or dedication of money or land or to construct, install or maintain any improvements of a public or private nature on or off the Property, except those agreements which are identified in the Title Commitment and disclosed by Survey. To Contributor's knowledge, no governmental authority has imposed any requirement that any owner or developer of the Property pay directly or indirectly any special fees or contributions or incur any expenses or obligations in connection with any development of the Property or any portion thereof.

                         (iv)     Access/Improvements.  The Real Property has
access to and from dedicated streets. Contributor has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would purport to limit or would result in the termination of such access to and from public roads.

               (k) Environmental Matters. With respect to environmental matters affecting the Property:

                         (i)      No Violation of Laws.  The Property is not in
violation of any Environmental Laws. Neither Contributor, nor to Contributor's knowledge any third party, has or is engaged in any operations or activities upon, or any use or occupancy of the Property, or any portion thereof, for the purpose of or in any way involving the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials, accidental or intentional, on, under or in the Property, or transported any Hazardous Materials to, from or across the Property, except in compliance with Environmental Laws.

                         (ii)     No Hazardous Materials.  No Hazardous
Materials have been constructed, deposited, placed, discharged, stored, or otherwise located on, under or in the Property by Contributor or to its knowledge any third party, except in compliance with Environmental Laws.

To Contributor's knowledge, (a) the Property has not previously been used as a landfill or as a dump for garbage or refuse, (b) no Hazardous Materials have been released into the environment or discharged at, on, from or under the Property, and (c) no portion of the Property contains any Hazardous Materials, including, without limitation, any asbestos or asbestos containing materials, polychlorinated biphenyls and radon, except to the extent that any or all of the foregoing have been done in compliance with Environmental Laws.

                         (iii)    Notice.  Contributor has not received written
notice nor is Contributor aware of (a) the migration of Hazardous Materials from other properties to the Property (above or below ground), (b) the current or past use for the disposal, storage, treatment, processing, manufacturing or other handling of Hazardous Materials on any property adjoining the Property, and (c) any property adjoining the Property which contains Hazardous Materials.

                         (iv)     Underground Storage Tanks.  There are no
underground storage tanks at the Property.

                         (v)      Legal Proceedings and Notices.  No
administrative order or notice, consent order, agreement, litigation or settlement with respect to any Hazardous Materials is in existence with respect to the Property or, to Contributor's knowledge, proposed, threatened or anticipated, nor has Contributor received any notice of any such action or proceeding regarding the Property or any property adjacent to the Property. To Contributor's knowledge, no investigation with respect to Hazardous Materials is proposed, threatened or anticipated in respect to the Property, and Contributor has received no communication from or on behalf of any Governmental Authority or any other person or entity indicating that any applicable Legal Requirements relating to Hazardous Materials have been or may have been violated with respect to the Property. The Property is not currently on and, to Contributor's knowledge has never been on, any federal or state "Superfund", or "Superlien" list, and Contributor is not aware that the Property is anticipated or threatened to be placed on any such list. Contributor has received no notice of any third party claims regarding damage to property or persons resulting from any Hazardous Materials affecting the Property or any adjacent property.

                         The term "ENVIRONMENTAL LAWS" shall mean the
Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sections 9601, et. seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sections 6901 et seq., the Toxic Substances Control Act, 15 U.S.C. Sections 2601 et. seq., the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., the Clean Water Act, 33 U.S.C. Sections 1251 et seq., as said laws have been supplemented or amended to date, the regulations promulgated pursuant to said laws and any other administrative, federal, state or local law, statute, rule, regulation or ordinance which regulates or proscribes the use, storage, disposal, presence, cleanup, transportation or release or threatened release into the environment of Hazardous Materials. The term "HAZARDOUS MATERIALS" shall mean any substance, chemical, waste or other material which is listed, defined or otherwise identified as "hazardous" or "toxic" under any of the Environmental Laws, and including, without limitation, formaldehyde, urea, polychlorinated biphenyls, petroleum, petroleum product or by-product, crude oil, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel or mixture thereof, radon, asbestos and any by-product of same.

                    (l) Solvency. Contributor is solvent, and has not made a general assignment for the benefit of creditors or a transfer in fraud of creditors, or been adjudicated a bankrupt or insolvent, nor has a receiver, liquidator, custodian, or trustee of any of them or any of their respective properties (including the Property) been appointed or taken possession of any of their respective properties, or a petition filed by or against any of them for bankruptcy, composition, rearrangement, extension, reorganization, or arrangement pursuant to the Federal Bankruptcy Act or any similar present or future federal or state insolvency or bankruptcy law or statute, or any proceeding instituted for the dissolution or liquidation of any of them.

                    (m) Utilities. To Contributor's knowledge, all utilities and services necessary for operation of the Improvements (including, without limitation, road access, gas, water, storm and sanitary sewers, electricity and telephone), are available at the boundary of Real Property, may be used or tapped into by Contributor, and, to Contributor's knowledge, after Closing by the Operating Partnership, will be connected with valid permits, are of sufficient capacity to meet adequately all needs and requirements necessary for the use of the Real Property for its intended purposes. To Contributor's knowledge, the Real Property is legally entitled to be served by such utilities without further action by Contributor. To Contributor's knowledge, such utilities and services are properly and fully installed and operating and comply with all Legal Requirements. To Contributor's knowledge (i) no fact, condition or proceeding exists which would result in the termination or impairment of the furnishing of such utilities to the Real Property, and (ii) no material, latent defects exist in the plumbing, electrical, mechanical, heating, ventilating or air-conditioning system or other systems in the Real Property and the same are in good operating order and repair. To Contributor's knowledge, all utility lines servicing the Real Property are located either within the boundaries of the Real Property, or within lands dedicated to the public use, or within recorded easements for such purpose and are serviced and maintained by the appropriate public or quasi-public entity.

                    (n) Property Condition. To Contributor's knowledge, (i) there is no condition or defect of the Property not disclosed in writing to the Operating Partnership that would, if known, cause a reasonable and prudent person to decide not to purchase the Property, (ii) the Improvements are free from material defects in design and construction, (iii) there is no adverse geological or soil condition affecting the Property, and (iv) there are no material, latent defects in the roof or other structural components of the Property. Contributor has not altered the appearance of the Property in any way that would cause a normal inspection of the Property to not accurately reveal its present condition and general state of repair. Contributor has not received written notice of any outstanding requirements or recommendations by
(1) the insurance company(s) currently insuring the Property, or (2) any board of fire underwriters or other body exercising similar functions, which in any case require or recommend any repairs or work to be done on the Property of a material nature.

               (o) Flood Hazard Area. Except as shown on the Surveys, no portion of the Property is located within any flood plain or flood prone area.

               (p) Taxes. Contributor has paid all Taxes due and payable prior to the Closing and timely filed all returns and reports required to be filed prior to the Closing with respect to the ownership and operation of the Real Property (by it or any predecessor entity) for which the Operating Partnership could be held liable or a claim made against the Real Property. There are no audits or other proceedings by any Governmental Authority pending or threatened with respect to Taxes resulting from the ownership and operation of the Real Property (by it or any predecessor entities) for which the Operating Partnership could be held liable or a claim made against the Real Property, and no agreement extending the period for assessment and collection has been executed with respect thereto.

               (q) Property Reports. Contributor has delivered to the Operating Partnership true and complete copies of all environmental, asbestos, soil, substrata and geotechnical reports regarding the Property and surrounding land in its possession or control.

               (r) Insurance. All insurance coverage with respect to the Property is in full force and effect, insures the Property in reasonably sufficient amount against all risks usually insured against by persons operating similar businesses or properties of similar size in the localities where such businesses or properties are located, provides coverage as may be required by applicable regulation and by any and all contracts to which Contributor is a party and has been issued by insurers of recognized responsibility. There is no default under any such coverage nor has there been any failure to give notice or present any claim under any such coverage in a due and timely fashion. There are no outstanding unpaid premiums except in the ordinary course of business and no notice of cancellation or nonrenewal of any such coverage has been received. No insurer has advised Contributor that it intends to reduce coverage, increase premiums or fail to renew any existing policy or binder.

               (s) Contributor Not a Foreign Person. Contributor is not a "foreign person" which would subject the Operating Partnership to the withholding tax provisions of Section 1445 of the Internal Revenue Code of 1986, as amended.

               (t) Material Facts. No representation or warranty by Contributor herein, nor any certificate or other writing furnished or to be furnished by Contributor to the Operating Partnership pursuant hereto or in connection with the transaction contemplated hereby, contains any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Contributor has no information or knowledge of any change contemplated in any applicable governmental requirement or any judicial administrative action or any action by any adjacent landowners or any natural or artificial conditions upon the Property or any significant adverse fact or condition relating to the Property or its continued use by the Operating Partnership which has not been disclosed in writing to the Operating

Partnership by Contributor or which would prevent, limit, impede or render materially more costly the Operating Partnership's continued use of the Property.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF THE OPERATING PARTNERSHIP AND THE COMPANY.

          Section 5.1 Palace's Representations and Warranties. In order to induce Contributor to enter into this Agreement and to perform its obligations hereunder, the Operating Partnership and the Company hereby jointly and severally warrant and represent the following:

               (a)        Organization, Good Standing and Power of the Company.
The Company is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary and has all requisite corporate power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

               (b) Organization, Valid Existence and Partnership Power of the Operating Partnership. The Operating Partnership is a limited partnership duly formed and validly existing under the laws of the State of Delaware, is duly authorized to transact business under the laws of any state in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary has all requisite partnership power and authority to execute and deliver this Agreement and all other documents and instruments to be executed and delivered by it hereunder and to perform its obligations hereunder and thereunder in accordance with the terms and conditions hereof and thereof.

               (c) Authorization, No Violation. Assuming the due and valid authorization, execution and delivery of this Agreement by Contributor, this Agreement and the other agreements and documents to be executed and delivered by each of the Operating Partnership and the Company hereunder, when duly executed and delivered, will be the legal, valid and binding obligation of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or similar laws relating to creditors' rights and general principles of equity. The performance by each of the Operating Partnership and the Company of its respective duties and obligations under this Agreement and the documents and instruments to be executed and delivered by each of them hereunder will not (i) conflict with, or result in a breach of, or default under, any provision of any of the organizational documents of either of the Operating Partnership or the Company or any agreements, instruments or Legal Requirements to which either of the Operating Partnership or the Company is a party or by which the assets of either are or may be bound, or (ii) require any consent, approval or authorization of, or declaration, filing or registration with, or notice to, any Governmental Authority.

               (d) OP Units and Shares. The OP Units to be issued to Contributor are duly authorized and, when issued by the Operating Partnership, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever. The Shares to be issued by the Company upon redemption of the OP Units, upon issuance, will be fully paid and non-assessable, free and clear of any mortgage, pledge, lien, encumbrance, security interest, claim or rights of interest of any third party of any nature whatsoever.

               (e) Litigation. There is no pending or, to Palace's knowledge, threatened litigation against the Operating Partnership or the Company that if adversely determined would have a material adverse effect on Palace or its ability to perform its obligations under this Agreement in a timely manner.

ARTICLE 6.  COVENANTS.

          Section 6.1 Covenants of Contributor. Contributor covenants and agrees that between the Effective Date and the Closing Date, unless Palace has consented in writing to any other act or omission, it shall perform or observe the following:

               (a) Contributor will use commercially reasonable efforts to obtain Tenant Estoppel Certificates from all tenants at the Property;

               (b) Contributor will keep and maintain the Property in good order and condition, in compliance with all Legal Requirements and will cause all necessary repairs, renewals and replacements to be made promptly. Contributor will not manage or maintain the Property differently due to the transaction contemplated by this Agreement.

               (c) Contributor will continue to operate the Property in the usual and customary manner and will not enter into any new Service Contract or Lease or extend, renew, amend, cancel or terminate any existing Service Contract or Lease.

               (d) If Contributor discovers any defect, error or omission in any representation or warranty made in Section 4.1, Contributor will give the Operating Partnership prompt written notice thereof accompanied by information in detail reasonably required to correct such defect, error or omission.

               (e) Contributor will make all required payments under any indebtedness secured by a lien on its Real Property (other than payments due at stated maturity) within any applicable grace period. Contributor shall also comply with all other material terms, covenants and conditions of any such indebtedness.

               (f) Except for the Permitted Encumbrances, Contributor will not cause or permit the Property, or any interest therein, to be sold, transferred, alienated, mortgaged, licensed, encumbered or otherwise be transferred.

               (g) Contributor will maintain and keep in full force and effect the hazard, liability and casualty insurance policies it is currently maintaining with respect to the Property.

               (h) Contributor shall promptly give the Operating Partnership written notice of, and promptly deliver to the Operating Partnership, a true and complete copy of any written notice Contributor may receive, on or before the Closing Date, from any Governmental Authority, concerning a violation of any applicable Legal Requirement pertaining to the Property.

               (i) At Closing, Contributor shall execute and deliver the OP Agreement in the form attached hereto as Exhibit 6.1(h), whereby Contributor shall become a limited partner in the Operating Partnership upon and subject to the terms of the OP Agreement.

              (j) Contributor shall cooperate in the preparation by the Company of a registration statement on Form S-11 to be filed with the Securities and Exchange Commission ("SEC") under the 1933 Act in connection with the Offering. Contributor shall provide the Company with all such financial and other information relating to the Property and in such form which would be sufficient to enable the Company to prepare financial statements in conformity with Regulation S-X of the SEC and such other information as may be necessary in connection with any filings or other disclosures under applicable stock exchange rules or securities laws.

          Section 6.2 Confidentiality. Except as hereinafter provided, from and after the execution of this Agreement, Palace and Contributor shall keep the terms, conditions and provisions of this Agreement confidential and neither shall make any public announcements hereof unless the other first approves of same in writing, nor shall either disclose the terms, conditions and provisions hereof, except to their respective attorneys, accountants, engineers, surveyors, financiers and bankers. Notwithstanding the foregoing, in connection with the Offering, Palace will have the absolute right to market the Shares and prepare and file all necessary or required registration statements and other papers, documents and instruments necessary or required in Palace's judgment and that of the attorneys and underwriters to file a registration statement with respect to the Shares with the SEC and/or similar state authorities and to cause same to become effective and to disclose therein and thus to its underwriters, to the SEC and/or to similar state authorities and to the public all of the terms, conditions and provisions of this Agreement. The obligations of this Section 6.3 shall survive any termination of this Agreement.

          Section 6.3 Cooperation. Subject to the terms and conditions herein provided, the parties to this Agreement shall (a) use their best efforts to cooperate with each other in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, Governmental

Authorities or third parties in connection with the execution and delivery of this Agreement and the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use their best efforts to obtain in writing any consents required from third parties necessary to effectuate the transactions contemplated hereby; and (c) use their best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors and other duly authorized representatives of the parties shall take all such necessary action.

         Section 6.4 Time of Closing. Each of the parties hereto shall use its best efforts to consummate the transactions contemplated hereby on or prior to the Closing Date.

ARTICLE 7. CLOSING.

         Section 7.1 The Closing. The consummation of the transactions contemplated hereunder (the "CLOSING") shall take place on the date of closing (the "CLOSING DATE") of the Offering or September 30, 1998, whichever occurs earlier, at such place as the parties hereto shall mutually agree.

         Section 7.2 Deliveries at the Closing by Contributor. At the Closing, Contributor will deliver or cause to be delivered to the Operating Partnership the following and, where appropriate, duly executed on behalf of all necessary parties thereto other than the Operating Partnership and the
Company:

               (a) A current schedule of all Leases and the Tenant Estoppel Certificates or Building Tenants certificate, as required by Section 9.2(b) hereof,

               (b) With respect to the Property conveyed to the Operating Partnership by Contributor as contemplated in Section 1.1 hereof,
(i) a special warranty deed, or the equivalent in the jurisdiction in which the Real Property is situated ("DEED"), duly executed by Contributor in proper form for recording so as to convey to the Operating Partnership good and marketable title to its Real Property, free and clear of all liens and encumbrances, except the Permitted Encumbrances and (ii) a bill of sale and assignment (the "BILL OF SALE") duly executed by Contributor conveying to the Operating Partnership all of Contributor's right, title and interest in and to the Personal Property, the Leases, the Intangible Property, the Books and Records, and the Tests and Plans pertaining to its Real Property, and whereby the Operating Partnership will assume and agree to perform all of Contributor's duties and obligations under the foregoing assigned documents from and after the Closing Date.

               (c) All original Leases and all other documents pertaining thereto or copies of same where Contributor, using its best efforts, is unable to deliver originals and an updated rent roll.

               (d) All other original documents or instruments referred to herein, including, without limitation, the Service Contracts, Licenses and Permits, and Tests and Plans or copies of same where Contributor, using its best efforts, is unable to deliver originals; and keys to the Improvements.

               (e) Any affidavits and such other documents or instruments required by the Title Company to consummate the transactions contemplated hereby.

               (f) Affidavits and other instruments, including but not limited to all organizational documents of Contributor, including bylaws, articles of incorporation and certificates of good standing and/or existence reasonably requested by Palace or the Title Company evidencing the power and authority of such entity to enter into and perform this Agreement and any documents to be delivered hereunder.

               (g) A certificate executed by a duly authorized representative of Contributor stating that the representations and warranties made by Contributor in this Agreement are true and correct in all material respects as of the Closing Date and that Contributor has performed all of its covenants and other obligations under this Agreement.

               (h) All proper instruments as shall be reasonably required for the conveyance to the Operating Partnership of all right, title and interest, if any, of Contributor in and to any award or payment made, or to be made, (i) for any taking in condemnation, eminent domain or agreement in lieu thereof of land adjoining all or any part of the Real Property, (ii) for damage to the Land or the Improvements or any part thereof by reason of change of grade or closing of any such street, road, highway or avenue, and (z) for any taking in condemnation or eminent domain of any part of the Land or the Improvements.

               (i) In order to avoid the imposition of the withholding tax payment pursuant to Section 1445 of the Code, a certificate signed by a duly authorized representative of Contributor to the effect that Contributor is not a "foreign person" as that term is defined in section 1445(f)(3) of the Code.

               (j) All such transfer and other tax declarations and returns and information returns, duly executed and sworn to by Contributor to the extent required by law in connection with the conveyance of the Property to the Operating Partnership.

               (k) Possession of the Property, subject only to the Leases, and the Permitted Encumbrances.

               (l)        The OP Agreement.

               (m)        The Title Policy.

                 (n)      Updated UCC Searches.

                 (o)      The Survey.

                 (p) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

         Section 7.3 Deliveries at the Closing by Palace. At the Closing, the Operating Partnership and the Company shall deliver or cause to be delivered to Contributor the following and, where appropriate, duly executed by all necessary parties thereto other than Contributor:

                  (a)     The Cash Consideration.

                  (b) The certificates representing the OP Units to be issued at the Closing properly issued to the appropriate party.

                  (c) A certificate executed by a duly authorized representative of the Operating Partnership and the Company stating that the representations and warranties made by the Operating Partnership and the Company in this Agreement are true and correct in all material respects as of the Closing Date, and that the Operating Partnership and the Company have performed their respective covenants and other obligations under this Agreement.

                   (d) Affidavits and other instruments, including but not limited to all organizational documents of the Operating Partnership and the Company including limited partnership agreements, filed copies of limited partnership certificates, articles of organization, and certificates of good standing and existence, reasonably requested by Contributor evidencing the power and authority of the Operating Partnership and the Company to enter into and perform this Agreement and any documents to be delivered hereunder.

                   (e)     The OP Agreement.

                   (f) Such other documents as may be reasonably required or appropriate to effectuate the consummation of the transactions contemplated by this Agreement.

         Section 7.4 Fees and Expenses. Contributor shall pay for preparation of each Deed and the expense of recording each Deed, including, but not limited to, transfer, indebtedness, intangible, sales, recordation and/or conveyance taxes, whether at the local or state level. Subject to Section 17.10, each party shall pay the fees and expenses of its own attorneys and accountants. Contributor shall pay for the Title Policy, Survey, UCC searches, documentary stamp taxes, revenue stamps and filing fees, whether at the local or state level. The parties shall share equally the Title Company's escrow closing expenses. The provisions of this Section 7.4 shall survive the Closing.

ARTICLE 8.  ADJUSTMENTS.

         Section 8.1 Adjustments at the Closing Date. The following items shall be apportioned as of midnight on the date preceding the Closing Date between Contributor and the Operating Partnership:

               (a) Rents payable by Lessees as and when collected. All moneys received from Lessees from and after the Closing shall belong to the Operating Partnership and shall be applied by the Operating Partnership to current rents and other charges under the Leases. After application of such moneys to current rents and charges, the Operating Partnership shall remit to Contributor any excess amounts paid by a Lessee to the extent that such Lessee was in arrears in the payment of rent prior to the Closing.

               (b) At the Closing, Contributor shall pay to the Operating Partnership an amount equal to all Security Deposits and any prepaid rents.

               (c) Utility charges payable by Contributor, including, without limitation, electricity, gas, water and sewer bills. If there are meters on the Real Property, Contributor will cause readings of all said meters to be performed not more than ten (10) days prior to the Closing Date. To the extent said meters are not read prior to Closing, the Operating Partnership will cause same to be read promptly thereafter and a pro-rata adjustment shall be made upon said reading.

                (d)       Amounts payable under the Service Contracts.

                (e) Real estate taxes due and payable for the calendar year. If the Closing Date shall occur before the tax rate is fixed, the apportionment of real estate taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation. If subsequent to the Closing Date, real estate taxes (by reason of change in either assessment or rate or for any other reason) for the Real Property should be determined to be higher or lower than those that are apportioned, a new computation shall be made, and Contributor agrees to pay the Operating Partnership any increase shown by such recomputation and vice versa. All of the foregoing adjustments shall be made in cash at Closing, with Contributor making a cash payment to Palace of the net amount due Palace or vice versa. In no event will such adjustment affect the calculation of Net Value under Section 2.1.

               (f) All other items of revenue and expense, such that Contributor shall be entitled to all revenues and shall be responsible for all expenses derived from or related to the Property up to but not including the Closing Date, and the Operating Partnership shall be entitled to all revenues and shall be responsible for all expenses derived from or related to the Property from and after the Closing Date.

         Section 8.2 Adjustments for Assessments. If,on the Closing Date, the Real Property or any part thereof shall be or shall have been affected by an assessment or assessments which are or may become payable in annual installments, all the unpaid installments of any such assessment due and payable on or prior to the Closing Date shall be paid and discharged by Contributor on the Closing Date. The Operating Partnership shall pay and discharge all such installments of such assessments due and payable after the Closing Date.

        Section 8.3 Other Adjustments. Except as otherwise provided in this Agreement, all other adjustments and prorations shall be made in accordance with the customs in respect to title closings in the State where the Real Property is located.

         Section 8.4 Errors in Calculations. Any errors in calculations or adjustments shall be corrected or adjusted within one hundred twenty (120) days after the Closing.

         Section 8.5 Survival. The provisions of this Article 8 shall survive the Closing Date.

ARTICLE 9.  CONDITIONS PRECEDENT TO CLOSING.

         Section 9.1 Conditions to Obligations of Contributor. The obligations of Contributor to convey the Property and to perform the other covenants and obligations to be performed by Contributor on the Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by Contributor):

               (a) The representations and warranties made by the Operating Partnership and the Company herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of any representations or warranties to be true and correct in all material respects shall not give rise to a claim or right of termination by Contributor hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein.

               (b) The Operating Partnership and the Company shall have executed and delivered to Contributor all of the items and documents provided herein for said delivery.

               (c) The Operating Partnership and the Company shall have performed all covenants and obligations undertaken by the Operating Partnership and the Company herein in all material respects and materially complied with all conditions required by this Agreement to be performed or complied with by them on or before the Closing Date.

         Section 9.2 Conditions to Obligations of Palace. The obligations of the Operating Partnership to accept title to the Property and the Operating Partnership's and the Company's obligation to perform the other covenants and obligations to be performed by the Operating Partnership and the Company on the Closing Date shall be subject to satisfaction of the following conditions (all or any of which may be waived, in whole or in part, by the Operating Partnership or the Company):

               (a) The representations and warranties made by Contributor herein shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that a failure of a representation or warranty to be true and correct in all material respects shall not give rise to a claim or right of termination by the Operating Partnership or the Company hereunder so long as such matters do not have a material adverse effect on the transactions contemplated herein.

               (b) Contributor shall have delivered to the Operating Partnership in form, substance and quantity satisfactory to the Operating Partnership, (i) Tenant Estoppel Certificates, a form of which is attached hereto as Schedule 9.2-A, from a sufficient number of tenants so that certificates have been received for tenants occupying 70% of the occupied rentable square footage at the Property (including all tenants leasing over 10% of the occupied rentable square footage), or (ii) a Building Tenants Certificate completed by Ralph Engelstad, a form of which is attached hereto as
Schedule 9.2-B.

               (c) Contributor shall have executed and delivered to the Operating Partnership and the Company all of the items and documents provided herein for said delivery.

               (d) Contributor shall have performed all covenants and obligations undertaken by Contributor herein in all material respects, including, without limitation, the covenants set forth in Section 6.1(h), and materially complied with all conditions required by this Agreement to be performed or complied with by it on or before the Closing Date.

               (e) The closing of the Offering upon terms and conditions satisfactory to Palace, including, without limitation, pricing and timing, shall occur simultaneously with Closing under this Agreement.

               (f) The Title Company shall have delivered or committed to deliver the Title Policy in the form and on the terms required by this Agreement.

               (g) The Real Property shall be in substantially the same condition and repair on the Closing Date as existed on the Effective Date, reasonable wear and tear excepted.

ARTICLE 10.  ASSIGNMENT.

          No party may assign this Agreement or any interest therein to any other person without the prior written consent of the other parties hereto.

ARTICLE 11. BROKERS/COMMISSIONS.

          Contributor and Palace covenant and agree one with the other that no real estate commissions, finders' fees or brokers' fees have been or will be incurred in connection with this Agreement or the transaction contemplated hereby. Contributor and Palace shall indemnify, defend and hold each other harmless from and against any claims, liabilities, obligations or damages for commissions, finders' or brokers' fees resulting from or arising out of Palace's acquisition of the Property hereunder asserted against either party by any broker or other person claiming by, through or under the indemnifying party or whose claim is based on the indemnifying party's acts or omissions. The provisions of this Article 11 shall survive the Closing or other termination of this Agreement.

ARTICLE 12.  CASUALTY LOSS.

         Section 12.1 Maintenance of Insurance Policies. Contributor shall continue to maintain, in all material respects, the fire and extended coverage insurance policies with respect to the Property which are currently in effect, through the Closing Date.

         Section 12.2   Risk of Loss.

                  (a) The risk of any damage or loss to the Property prior to Closing shall remain with Contributor. If at any time prior to the Closing Date all or any portion of the Property is destroyed or damaged as a result of fire or any other casualty (a "CASUALTY"), Contributor shall promptly give written notice ("CASUALTY NOTICE") thereof to Palace. If the estimated cost to repair or restore the Property following such Casualty equals or exceeds Fifty Thousand and no/100 Dollars ($50,000.00), such Casualty is herein called a "MAJOR CASUALTY." Upon the occurrence of a Major Casualty, Palace may, at its option, either (i) terminate this Agreement only by written notice to Contributor within twenty (20) days after receipt of the Casualty Notice, or
(ii) acquire the Property without in any manner affecting the consideration payable to Contributor hereunder, provided, (A) the proceeds of any applicable insurance policy together with a cash adjustment at Closing in an amount equal to the deductible under such insurance policy shall be paid to the Operating Partnership at Closing, or (B) if such proceeds have not yet been collected, all unpaid claims and other rights in connection with the Casualty shall be assigned to the Operating Partnership at Closing.

               (b) If the Property is the subject of a Casualty but Palace either is not entitled to or does not terminate this Agreement pursuant to the provisions of this Article 12, then Contributor shall prior to the Closing Date cause all temporary repairs to be made to the Property as shall be required to prevent further deterioration and damage to the Property and to protect public health and safety.

               (c) If the Property is the subject of a Casualty which is not a Major Casualty, this Agreement shall continue in full force and effect, and (a) the proceeds of any applicable insurance policy, together with a credit equal to the deductible under such insurance policy, shall be paid to the Operating Partnership at Closing, and (b) all unpaid claims and rights in connection with the Casualty shall be assigned to the Operating Partnership at Closing without in any manner affecting the consideration payable to Contributor hereunder.

ARTICLE 13.  CONDEMNATION.

         In the event of a Material Taking of the Property, Palace shall have the right, at its sole option, to either (a) terminate this Agreement by giving Contributor written notice to such effect within fifteen (15) days after its receipt of written notification of any such occurrence or (b) accept title to the Property without reduction of any consideration to be given to Contributor hereunder. In the event that Palace elects not to terminate this Agreement under this Article 13, Contributor shall assign all proceeds of such taking to the Operating Partnership, and same shall be the Operating Partnership's sole property, and the Operating Partnership shall have the sole right to settle any claim in connection with the Property. The term "MATERIAL TAKING" as to the Property or any portion thereof shall be defined to mean the institution or threatened institution of any proceedings, judicial, administrative or otherwise which Palace in the exercise of its sole discretion determines (a) causes access to the Real Property to be taken or materially diminished (i.e., following such taking the Real Property no longer has access to a publicly dedicated street or traffic flow from and to the Real Property is materially impaired), (b) results in parking no longer being in compliance with applicable zoning laws; (c) results in a taking of any portion of any buildings constituting the Improvements; or (d) materially and adversely impacts the use or value of the Property.

ARTICLE 14.  DEFAULT/REMEDIES.

         Section 14.1 Termination by Palace. If any condition set forth herein for the benefit of Palace cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle Palace to terminate this Agreement and its obligations hereunder, and Contributor fails to cure any such matter within ten (10) days after notice thereof from Palace, Palace at its option, may elect either (a) to terminate this Agreement, and all rights and obligations of Contributor and Palace hereunder shall terminate immediately, (b) to enforce specific performance or (c) to waive its right to terminate (but without waiving any breach or default on the part of Contributor) and, instead, to proceed to Closing.

         Section 14.2 Termination by Contributor. If any condition set forth herein for the benefit of Contributor (other than a default by Palace) cannot or will not be satisfied prior to Closing, and Palace fails to cure any such matter within ten (10) days after notice thereof from Contributor, Contributor may, at its option, elect either (a) to terminate this Agreement, in which event the rights and obligations of Contributor and Palace hereunder shall terminate immediately, or (b) to waive its right to terminate, and instead, to proceed to Closing. If, prior to Closing, Palace defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Property), and Palace fails to cure any such default within ten (10) days after notice thereof from Contributor, Contributor's sole and exclusive remedy for such default shall be to terminate this

Agreement, whereupon Palace shall pay to Contributor as liquidated damages the sum of $1,000.00, said sum being established by agreement of the parties as a reasonable estimate of the amount of damages incurred by Contributor in that event as the actual amount of such damages would be difficult or impossible to determine, and neither Palace nor Contributor shall have any further rights, liabilities or obligations hereunder. Except as otherwise provided in the immediately preceding sentence, Contributor waives any claims for damages, whether actual, consequential, punitive or otherwise, that it may possess against Palace arising out of or resulting from any such default by Palace hereunder.

ARTICLE 15.  TAX MATTERS.

         Section 15.1 Payment of Taxes by Contributor. Contributor will pay or provide for payment of all Taxes due and payable on or after the Closing and will file all returns and reports required to be filed on or after the Closing with respect to Taxes imposed in connection with the ownership and operation of the Property for all taxable periods (or portions thereof) ending on or prior to the Closing for which the Operating Partnership could be held liable on a claim made against the Operating Partnership.

         Section 15.2 Definition of Taxes. "TAXES" mean all federal, state, county, local, foreign and other taxes of any kind whatsoever (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, license, stamp, environmental, withholding, employment, unemployment compensation, payroll related and property taxes, import duties and other governmental charges or assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing.

         Section 15.3 Allocation Method. The Operating Partnership and its affiliates will use the "traditional method with curative allocations" (as defined in Treas. Reg. Section 1.704-3(b)) of allocating income, gain, loss and deduction to account for the variation between the fair market value and adjusted basis of the Property for federal income tax purposes with respect to
(i) the contribution of the Property, and (ii) any revaluation of the Property in accordance with the provisions of Treas. Reg. Sections 1.704-1(b)(2)(iv)(f), 1.704-1(b)(2)(iv)(g) and 1.704-3(a)(6).

         Section 15.4 Seller Reliance. Seller acknowledges that it has relied upon its own tax advisors to determine the impact of federal, state and local income tax laws on the transaction contemplated by this Agreement, and that Palace has made no representations to it in this regard.

         Section 15.5 Survival. The provisions of this Article 15 shall survive the Closing Date.

ARTICLE 16.  NOTICE.

          All notices, demands, requests, or other writings in this Agreement provided to be given, made or sent, or which may be given, made or sent, by either party hereto to the other, shall be in writing and shall be delivered by depositing the same with any nationally recognized overnight delivery service, or by telecopy or fax machine, in either event with all transmittal fees prepaid, properly addressed, and sent to the following addresses:


                 If to Contributor:                            [to come]
    with a copy to:                                Nitz, Walton & Heaton, Ltd.
                                                   514 S. Third Street
                                                   Las Vegas, Nevada 89101
                                                   Attention: W. Owen Nitz
                                                   Fax: (702) 384-3011

    If to the Operating Partnership                3535 Las Vegas Blvd. South
    or the Company:                                Las Vegas, Nevada 89109
                                                   Attention: Dave Merker
                                                   Fax: (702) 731-2123

    with a copy to:                                Liddell, Sapp, Zivley,
                                                     Hill & LaBoon, L.L.P.
                                                   2001 Ross Avenue, Suite 3000
                                                   Dallas, Texas 75201
                                                   Attention: Stephen Sapp
                                                   Fax: (214) 849-5599

or to such other address as either party may from time to time designate by written notice to the other. Notices given by (i) overnight delivery service as aforesaid shall be deemed received and effective on the first business day following such dispatch and (ii) telecopy or fax machine shall be deemed given at the time and on the date of machine transmittal provided same is sent prior to 5:00 p.m., central time, on a business day (if sent later, then notice shall be deemed given on the next business day) and if the sending party receives a written send confirmation on its machine and forwards a copy thereof by overnight delivery service accompanied by such notice or communication.
Notices may be given by counsel for the parties described above, and such notices shall be deemed given by said party, for all purposes hereunder.

ARTICLE 17.  MISCELLANEOUS.

         Section 17.1 Survival of Representation and Warranties. The representations and warranties made by Contributor in Article 4 and by Palace in Article 5 shall survive the Closing.

         Section 17.2 Entire Agreement; No Third-Party Rights. This Agreement constitutes the entire agreement between the parties and incorporates and supersedes all prior negotiations and discussions between the parties.
This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their successors and assigns, and nothing in the Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 17.3 Amendment. This Agreement cannot be amended, waived or terminated orally, but only by an agreement in writing signed by each party hereto.

         Section 17.4 Governing Law. This Agreement shall be interpreted and governed by the laws of the State of Texas, without regard to its rules of conflicts of laws and shall be binding upon the parties hereto and their respective successors and assigns.

         Section 17.5 Section Headings. The caption headings in this Agreement are for convenience only and are not intended to be part of this Agreement and shall not be construed to modify, explain or alter any of the terms, covenants or conditions herein contained.

         Section 17.6 Severability. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

         Section 17.7 No Other Rights or Obligations. Nothing contained in this Agreement shall be deemed to create any rights or obligations of partnership, joint venture or similar association between Contributor and the Company.

         Section 17.8 Counterparts. This Agreement may be executed by the parties hereto in counterparts, all of which together shall constitute a single Agreement.

         Section 17.9 Construction. All references herein to any Section, or Exhibit shall be to the Sections of this Agreement and to the Exhibits annexed hereto unless the context clearly dictates otherwise. All of the Exhibits annexed hereto are, by this reference, incorporated herein.

         Section 17.10 Attorneys' Fees. In the event of any litigation or alternative dispute resolution between the Operating Partnership or the Company, on the one hand, and Contributor, on the other hand, in connection with this Agreement or the transactions contemplated herein, the non-prevailing party in such litigation or alternative dispute resolution shall be responsible for payment of all expenses and reasonable attorneys' fees incurred by the prevailing party. The provisions of this Section 17.10 shall survive the Closing.

         Section 17.11 Interpretation. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall be applicable to all genders.

         Section 17.12 Exclusivity. In consideration for the significant time and expense that Palace will devote to consummation of this Agreement and the Offering, and in order to facilitate consummation of this transaction, Contributor agrees that until termination of this Agreement, it will not, and will not permit any of its affiliates or anyone acting on its behalf to, (i) solicit, encourage, negotiate, act upon, conclude or entertain in any way any offer from any person or entity other than Palace to (1) purchase or acquire any interest in the Property, or (2) consolidate or combine any of such person's or entity's assets with the Property, or (ii) furnish any information with respect to Contributor or the Property to any person or entity, other than Palace. Contributor agrees to immediately notify the Company of its receipt of any unsolicited offer (written or oral) in respect of such a transaction and the proposed terms of the offer.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

                                    SELLER:

                                    ------------------------------------------

                                    a
                                      ----------------------------------------

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------



                                    COMPANY:

                                    PALACE REIT,
                                    a Texas real estate investment trust



                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------


                                    OPERATING PARTNERSHIP:

                                    PALACE OPERATING PARTNERSHIP, L.P.,
                                    a Delaware limited partnership

                                    By:   Palace REIT, a Texas real estate
                                          investment trust, Sole General Partner

                                    By:
                                       ---------------------------------------
                                    Name:
                                         -------------------------------------
                                    Title:
                                          ------------------------------------







                               SIGNATURE PAGE TO
                      CONTRIBUTION AND EXCHANGE AGREEMENT